Exhibit 10.5

MERCEDES-BENZ AUTO LEASE TRUST 2024-A,
as Issuer,

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Servicer and Administrator,

and

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

ASSET REPRESENTATIONS
REVIEW AGREEMENT

Dated as of May 1, 2024

TABLE OF CONTENTS

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This ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of May 1, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among MERCEDES-BENZ AUTO LEASE TRUST 2024-A, a Delaware statutory trust (the “Issuer”), MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company, as servicer and administrator (in such capacities, the “Servicer” and the “Administrator”, respectively), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (the “Asset Representations Reviewer”).

RECITALS

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform a review of certain motor vehicle leases and leased vehicles for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such review in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2024-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this Agreement.  Appendix 1 also contains rules of usage applicable to this Agreement.  Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the respective meanings set forth below for all purposes of this Agreement.  In the event of any conflict between a definition appearing below and any other 2024-A Basic Document, the definition appearing below shall control for purposes of this Agreement.

“2024-A Servicing Supplement” means the 2024-A Servicing Supplement, dated as of May 1, 2024, to the Basic Servicing Agreement, among the Servicer, MBFS USA, as Lender, Mercedes-Benz Vehicle Trust, as titling trust, and Collateral Title Co., as collateral agent.

“Annual Fee” has the meaning stated in Section 4.03(a).

“Annual Period” means each annual period commencing on the 2024-A Closing Date, in the case of the first such period, and otherwise on the most recent anniversary of the 2024-A Closing Date and ending on the next anniversary of the 2024-A Closing Date.

“ARR Indemnified Person” means the Asset Representations Reviewer and its officers, directors, employees and agents.

“Basic Collateral Agency Agreement” means the Second Amended and Restated Basic Collateral Agency Agreement, dated as of May 1, 2023, among Mercedes-Benz Vehicle Trust (as successor to Daimler Trust), the Administrative Agent, Collateral Title Co. (formerly known (prior to February 1, 2023) as Daimler Title Co.), as collateral agent, and MBFS USA, as lender and as servicer.

“Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including (i) lists of Review Assets and any related Review Materials, (ii) origination and servicing guidelines, policies and procedures and form contracts and (iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives; provided, that Confidential Information will not include information that (a) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (b) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient, is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (c) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (d) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

“Eligible Representations” shall mean those representations identified within the “Tests” included in Schedule A.

“Information Recipients” means the Asset Representations Reviewer and its officers, directors, employees, agents, representatives or affiliates, including legal counsel.

“Issuer PII” means PII furnished by the Issuer, the Servicer or their respective Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

“Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual.

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Schedule A for each Review Asset as described in Section 3.03.

“Review Assets” means those 2024-A Leases and 2024-A Leased Vehicles identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice according to Section 3.01.

“Review Fee” has the meaning stated in Section 4.03(b).

“Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.02 of the Indenture.

“Review Report” means the report prepared and delivered by the Asset Representations Reviewer pursuant to Section 3.04, which will, among other things, (i) indicate for each Review Asset whether there was a Test Pass, Test Fail or Test Complete for each related Test, (ii) include, for each Test Fail or Test Complete, the related reason for such Test Fail or Test Complete, including (for example) whether the Review Asset was a Test Fail as a result of missing or incomplete Review Materials and (iii) contain a summary of the Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received.

“Test Complete” has the meaning stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

“Tests” mean the procedures listed in Schedule A, as applied to the process described in Section 3.03.

ARTICLE TWO

ENGAGEMENT; ACCEPTANCE

Section 2.01.  Engagement; Acceptance.  The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer.  Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02.  Confirmation of Status.  The parties confirm that the Asset Representations Reviewer is not responsible for (i) reviewing the 2024-A Leases and 2024-A Leased Vehicles for compliance with the representations and warranties under the 2024-A Servicing Supplement, except as otherwise described in this Agreement, or (ii) determining whether noncompliance with the representations or warranties constitutes a breach of the 2024-A Servicing Supplement.

ARTICLE THREE

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01.  Review Notices and Identification of Review Assets.  On receipt of a Review Notice from the Indenture Trustee pursuant to Section 7.02 of the Indenture, the Asset Representations Reviewer will start a Review.  Once a Review Notice has been issued, the Servicer will provide the list of Review Assets to the Asset Representations Reviewer within ten Business Days.

The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice and the related list of Review Assets is received.  The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Assets provided by the Servicer.

Section 3.02.  Review Materials.

(a)          Access to Review Materials.  Within 60 days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Review Assets in one or more of the following ways: (i) by providing access to the Servicer’s systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials.  The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

(b)          Missing or Insufficient Review Materials.  The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than 30 days before completing the Review.  The Servicer will have 60 days to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency.  If the missing Review Materials or such other documents or information have not been provided by the Servicer within 60 days, the related Review Report will report a Test Fail for each Test that requires use of the missing or insufficient Review Materials.

Section 3.03.  Performance of Reviews.

(a)          Test Procedures.  For a Review, the Asset Representations Reviewer will perform, for each Review Asset, the Tests for each Eligible Representation.  In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Schedule A.  For each Test and Review Asset, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b)          Review Period.  The Asset Representations Reviewer will complete the Review within 60 days of receiving access to the Review Materials.  If, however, additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b), the Review period will be extended for an additional 30 days.

(c)          Completion of Review for Certain Review Assets.  Following the delivery of the list of the Review Assets and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Asset has been paid in full by the related Lessee or purchased from the Issuer in accordance with the terms of the 2024-A Servicing Agreement.  On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Asset, and the Review of such Review Assets will be considered complete (a “Test Complete”).  In this case, the related Review Report will indicate a Test Complete for such Review Asset and the related reason.

(d)          Duplicative Tests.  If the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Review Asset, but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e)           Termination of Review.  If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer no less than five days before that Payment Date.  On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.04.  Review Report.  Within five Business Days after the end of the applicable Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer and the Indenture Trustee a Review Report.  The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information.  On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05.  Review Representatives.

(a)          Servicer Representative.  The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, leases or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)          Asset Representations Review Representative.  The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Servicer and the Administrator during the performance of a Review.

(c)          Questions About Review.  The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.06.  Dispute Resolution.  If a Review Asset that was the subject of a Review becomes the subject of a dispute resolution proceeding under Section 3.11 of the 2024-A Servicing Supplement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid, in the case of (i) an arbitration, by a party to the dispute resolution as determined by the arbitrator for the dispute resolution, and (ii) a mediation, as the parties shall mutually determine, in each case according to Section 3.11 of the 2024-A Servicing Supplement.  If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer pursuant to Section 4.03(d).

Section 3.07.  Limitations on Review Obligations.

(a)          Review Process Limitations.  The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture; (ii) to determine which 2024-A Leases and 2024-A Leased Vehicles are subject to a Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials, (v) to take any action or cause any other party to take any action under any of the 2024-A Basic Documents to enforce any remedies for breaches of representations or warranties about the Eligible Representations, (vi) to determine the reason for the delinquency of any Review Asset, the creditworthiness of any Lessee, the overall quality of any Review Asset or the compliance by the Servicer with its covenants with respect to the servicing of such Review Asset, or (vii) to establish cause, materiality or recourse for any failed Test.

(b)          Testing Procedure Limitations.  The Asset Representations Reviewer will only be required to perform the Tests listed under Schedule A, and will not be obligated to perform additional procedures on any Review Asset or to provide any information other than a Review Report.  However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Asset that it determines in good faith to be material to the Review.

ARTICLE FOUR

ASSET REPRESENTATIONS REVIEWER

Section 4.01.  Representations and Warranties of the Asset Representations Reviewer.  The Asset Representations Reviewer hereby makes the following representations and warranties as of the 2024-A Closing Date:

(a)          Organization and Qualification.  The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of State of Delaware.  The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)          Power, Authority and Enforceability.  The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as enforcement may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)          No Conflicts and No Violation.  The completion of the transactions  contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or constitute a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)          No Proceedings.  To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)          Eligibility.  The Asset Representations Reviewer meets the eligibility requirements in Section 5.01.

Section 4.02.  Covenants.  The Asset Representations Reviewer covenants and agrees that:

(a)          Eligibility.  It will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.01.

(b)          Review Systems; Personnel.  It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems.  The Asset Representations Reviewer will ensure that these systems allow for each Review Asset and the related Review Materials to be individually tracked and stored as contemplated by this Agreement.  The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

(c)          Maintenance of Review Materials.  It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, for a period of at least two years after any termination of this Agreement.

Section 4.03.  Fees and Expenses.

(a)          Annual Fee.  As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each Annual Period prior to the termination of the Issuer, in an amount equal to $5,000.  The Annual Fee will be paid by the Issuer on the 2024-A Closing Date and on each anniversary of the 2024-A Closing Date until this Agreement is terminated; provided, however, that if the Asset Representations Reviewer resigns or is removed in accordance with Section 5.02, then the Asset Representations Reviewer shall refund to the Issuer a portion of the Annual Fee attributable to the portion of the Annual Period during which the Asset Representations Reviewer will no longer act as the Asset Representations Reviewer, assuming for purposes of such calculation that the Annual Fee for each day during the Annual Period is an amount equal to the Annual Fee divided by 365.

(b)          Review Fee.  Following the completion of a Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of a Review according to Section 3.03(e), and the delivery to the Indenture Trustee and the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $175 for each Review Asset for which the Review was started (the “Review Fee”), payable by the Issuer.  No Review Fee will be charged for any Review Asset which was included in a prior Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.03(c) or due to missing or insufficient Review Materials under Section 3.02(b).  If the detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuer according to the priority of payments in the Indenture on the Payment Date in that month.  If a Review is terminated according to Section 3.03(e), however, the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than ten Business Days before the final Payment Date to be reimbursed on such final Payment Date.

(c)          Reimbursement of Travel Expenses.  If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed invoice.

(d)          Dispute Resolution Expenses.  If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within 90 days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(e)          Payment of Invoices.  When applicable pursuant to this Section, the fees and expenses of the Asset Representations Reviewer are to be paid via the priority of payments described in Section 5.04(b) or 8.03 of the Indenture, as applicable.  The Asset Representations Reviewer will issue invoices to the Issuer at the notices addresses set forth in Section 11.04 of the Indenture and Issuer shall pay all invoices submitted by the Asset Representations Reviewer within 30 days following the receipt by the Issuer, in accordance with the priority of payments described in Section 5.04(b) or 8.03 of the Indenture, as applicable.  The Administrator shall promptly pay to the Asset Representations Reviewer the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed by the Issuer on any Payment Date in accordance with the terms of Section 5.04(b) or 8.03 of the Indenture, as applicable; provided that the Asset Representations Reviewer shall promptly reimburse the Administrator for any such amounts to the extent it subsequently receives payment or reimbursement in respect thereof from the Issuer in accordance with the terms of such Sections.  For the avoidance of doubt, the aggregate limit on the Asset Representations Reviewer fees, expenses and indemnities specified in Section 8.03 of the Indenture shall not apply to payments made or to be made by the Administrator to the Asset Representations Reviewer pursuant to this subsection.

Section 4.04.  Limitation on Liability.  The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment.  The Asset Representations Reviewer will, however, be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement, but in no event will it be liable for special, indirect or consequential losses or damages (including lost profit), even if it has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.05.  Indemnification by Asset Representations Reviewer.  The Asset Representations Reviewer will indemnify each of the Issuer, the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities, including any legal fees or expenses incurred in connection with the enforcement of the Asset Representations Reviewer’s indemnification or other obligations hereunder, resulting from the Asset Representations Reviewer’s (i) willful misconduct, bad faith or negligence in performing its obligations under this Agreement and (ii) breach of any of its representations or warranties in this Agreement.  The Asset Representations Reviewer’s obligations under this Section will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.06.  Indemnification of Asset Representations Reviewer.

(a)          Indemnification.  The Issuer will, or will cause the Administrator to, indemnify each ARR Indemnified Person for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from the Asset Representations Reviewer’s (i) willful misconduct, bad faith or negligence or (ii) breach of any of its representations or warranties in this Agreement.

(b)          Proceedings.  Promptly on receipt by an ARR Indemnified Person of notice of a Proceeding against it, such ARR Indemnified Person will, if a claim is to be made under Section 4.06(a), notify the Issuer and the Administrator of the Proceeding.  The Issuer and/or the Administrator may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Issuer or the Administrator notifies an ARR Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to such ARR Indemnified Person, and so long as the Issuer, the Servicer or the Administrator assumes the defense of the Proceeding in a manner reasonably satisfactory to such ARR Indemnified Person, the Issuer and the Administrator will not be liable for fees and expenses of counsel to such ARR Indemnified Person unless there is a conflict between the interests of the Issuer or the Administrator, as applicable, and an ARR Indemnified Person.  If there is a conflict, the Issuer, the Servicer or the Administrator will pay for the reasonable fees and expenses of separate counsel to the ARR Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Administrator and the ARR Indemnified Person, which approval will not be unreasonably withheld, conditioned or delayed.

(c)          Survival of Obligations.  The Issuer’s and the Administrator’s obligations under this Section will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)          Repayment.  If the Issuer or the Administrator makes any payment under this Section and an ARR Indemnified Person later collects any of the amounts for which the payments were made to it from others, such ARR Indemnified Person will promptly repay the amounts to the Issuer or the Administrator, as applicable.

Section 4.07.  Inspections of Asset Representations Reviewer.  The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review its books of account, records, reports and other documents and materials relating to (a) the performance of its obligations under this Agreement, (b) payments of its fees and expenses for its performance of its obligations under this Agreement and (c) a claim made by it under this Agreement.  In addition, the Asset Representations Reviewer will permit representatives of the Issuer, the Servicer or the Administrator to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees.  Each of the Issuer, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence the foregoing information except if disclosure may be required by Applicable Law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other 2024-A Basic Documents.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.08.  Delegation of Obligations.  The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the prior written consent of the Issuer and the Servicer.

Section 4.09.  Confidential Information.

(a)          Treatment.   The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the prior written consent of the Issuer and the Servicer, be disclosed or used by any Information Recipient other than for the purposes of performing Reviews of Review Assets or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not, (i) purchase or sell securities issued by the Servicer or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)          Protection.   The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(c)          Disclosure.   If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by a Governmental Authority to disclose part of the Confidential Information, it may disclose such Confidential Information.  Before any such disclosure, however, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief from the disclosure of such Confidential Information.  If the Issuer and the Servicer are unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(d)          Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Section by its Information Recipients.

(e)          Violation.    The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer or the Servicer to enforce this Section, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 4.10.  Personally Identifiable Information.

(a)          Use of Issuer PII.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as otherwise provided in this Agreement.  The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes.  The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will protect and secure Issuer PII.  The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(b)          Additional Limitations.  In addition to the use and protection requirements described in Section 4.10(a), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i)          The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the prior consent of the Issuer or (C) as required by applicable law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)         The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(c)          Notice of Breach.  The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(d)          Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(e)          Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section.  The Asset Representations Reviewer and the Issuer agree to modify this Section as necessary for either party to comply with applicable law.

(f)          Audit of Asset Representations Reviewer.  The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits.  The Issuer agrees to make reasonable efforts to schedule any audit described in this Section with the inspections described in Section 4.07.  The Asset Representations Reviewer will also permit the Issuer during normal business hours on reasonable advance notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(g)          Affiliates and Third Parties.  If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party will be an intended third-party beneficiary of this Section, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party may enforce the PII related terms of this Section against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE FIVE

REMOVAL, RESIGNATION

Section 5.01.  Eligibility of the Asset Representations Reviewer.  The Asset Representations Reviewer must be a Person who (i) is not Affiliated with the Issuer, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (ii) was not, and is not, Affiliated with a Person that was engaged by the Issuer, the Depositor, the Servicer or any Underwriter to perform any due diligence on the 2024-A Leases and 2024-A Leased Vehicles prior to the 2024-A Closing Date.

Section 5.02.  Resignation and Removal of Asset Representations Reviewer.

(a)           No Resignation.  The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law.  In such event, the Asset Representations Reviewer will deliver a notice of its resignation to the Issuer and the Servicer, together with an Opinion of Counsel supporting its determination.

(b)           Removal.  If any of the following events occur, the Issuer, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)          the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01;

(ii)         the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)        an Insolvency Event of the Asset Representations Reviewer occurs.

(c)           Notice of Resignation or Removal.  The Issuer will notify the Servicer and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)          Continue to Perform After Resignation or Removal.  The Asset Representations Reviewer will continue to perform its obligations under this Agreement until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03.  Successor Asset Representations Reviewer.

(a)           Engagement of Successor Asset Representations Reviewer.  Following the resignation or removal of the Asset Representations Reviewer, the Issuer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01.

(b)          Effectiveness of Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)           Transition and Expenses.  If the Asset Representations Reviewer resigns or is removed, it will cooperate with the Issuer and the Servicer and take all actions reasonably requested to assist the Issuer in making an orderly transition of its rights and obligations under this Agreement to the successor Asset Representations Reviewer.  The Asset Representations Reviewer will pay the reasonable expenses of transitioning its obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer and the Servicer or the successor Asset Representations Reviewer.

Section 5.04.  Merger, Consolidation or Succession.  Any Person (i) into which the Asset Representations Reviewer is merged or consolidated, (ii) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (iii) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement.  Such Person will execute and deliver to the Issuer, the Servicer and the Administrator an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE SIX

OTHER AGREEMENTS

Section 6.01.  Independence of the Asset Representations Reviewer.  The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer.  Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.  For the avoidance of doubt, the Indenture Trustee will not be responsible for monitoring the performance by the Asset Representations Reviewer of its obligations under this Agreement.

Section 6.02.  No Petition.  Each of the parties to this Agreement covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Exchange Notes and all outstanding Securities, it will not institute against, or join any Person in instituting against, the Titling Trust, the Initial Beneficiary, the Issuer or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the 2024-A ABS Notes, the 2024-A Exchange Note or the 2024-A Basic Documents and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 6.03.  Limitation of Liability of Owner Trustee.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by WTNA, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) WTNA has not verified and has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (v) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 6.04.  Termination of Agreement.  This Agreement will terminate, except for the obligations under Section 4.05, on the earlier of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (ii) the date the Issuer is terminated under the Trust Agreement.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.01.  Amendments.

(a)          The parties may amend this Agreement:

(i)          to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other Person;

(ii)         to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if the Administrator delivers an Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)        to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.01(a)(ii), with the consent of the Majority Noteholders.

(b)          Notwithstanding anything to the contrary in this Section, any amendment to this Agreement that affects the rights or the obligation of either the Indenture Trustee or the Owner Trustee will require the consent of the Indenture Trustee or the Owner Trustee, as applicable.

Section 7.02.  Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)          Assignment.  Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b)          Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement.

Section 7.03.  Notices.

(a)          Notices to Parties.  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) an e-mail, when receipt is confirmed by telephone or by reply e‑mail from the recipient and (b) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(a) and (ii)(b) above.

(b)          Notice Addresses.  Any notice, request, demand, consent, waiver or other communication will be addressed as stated in the 2024-A Administration Agreement or this  Agreement, as applicable, or to another address as a party may give by notice to the other parties.

In the case of the Asset Representations Reviewer, all such notices, including Review Notices, shall be sent to:

Via electronic mail to ARRNotices@clayton.com

and to:

Clayton Fixed Income Services LLC
720 S. Colorado Blvd., Suite 200
Glendale, Colorado 80246
Attn: General Counsel

In the case the Administrator or the Servicer, all such notices shall be sent to:

Mercedes-Benz Financial Services USA LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan 48331
Attention:  Steven C. Poling (e-mail: steven.c.poling@mercedes-benz.com)

Section 7.04.  GOVERNING LAW.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.05.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY 2024-A BASIC DOCUMENT.

Section 7.06.  No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.07.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement, and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 7.08.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 7.09.  Counterparts; Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written

MERCEDES-BENZ AUTO LEASE TRUST 2024-A, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer and Administrator

By:
Name:
Title:

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name:
Title:

2024-A Asset Representation Review Agreement

SCHEDULE A

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND TESTS

Representation (1) - Origination

The 2024-A Lease is a Stand-Alone Lease that was originated (a) by a Dealer, (b) on or after January 2020, (c) pursuant to an agreement which allows for recourse to the Dealer in the event of certain defects in the 2024-A Lease (but not for a default by the related Lessee) and (d) in substantial compliance with the Credit and Collection Policy.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the lease agreement was signed by the Lessee and the Lessor

(ii)         Confirm the lease agreement form number and revision date are on the List of Approved Contract Forms

(iii)        Confirm the lease agreement is dated on or after January 2019

(iv)         Confirm the dealer agreement contains provisions which allow for recourse to the Dealer in the event of certain defects in the Lease, outside of  default by the related Lessee

(v)         Confirm there is no evidence the lease agreement is not in compliance with the Credit and Collection Policy

(vi)        If section (i) through (v) are confirmed, then Test Pass

Representation (2) - Leases

The 2024-A Lease constitutes “tangible chattel paper” or “electronic chattel paper” (or, if such terms are not separately defined in the applicable UCC, “chattel paper”) within the meaning of Section 9-102 of the UCC.

Review Materials

-	Lease agreement

-	Title documents

Procedures to be Performed

(i)          Confirm there is a signature under the appropriate Lessee, Co-lessee and Lessor signature lines within the lease agreement

(ii)         Confirm the lease agreement reports a monetary obligation greater than zero

(iii)        Confirm the assignment section of the lease agreement lists the  Titling Trust as the sole assignee

(iv)        If sections (i) through (iii) are confirmed, then Test Pass

Representation (3) – Leased Vehicle

The related 2024-A Vehicle is a Mercedes-Benz passenger car or sport utility vehicle that was new or had been used in the Courtesy Vehicle Program at the time of the origination of the related 2024-A Lease and is not powered by a diesel engine.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the vehicle description section of the lease agreement reports that the leased vehicle is a new vehicle or had been used in the Courtesy Vehicle Program

(ii)         Confirm the vehicle description section of the lease agreement reports that the leased vehicle is a Mercedes-Benz passenger car or sport utility vehicle and is not powered by a diesel engine

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (4) – Certificate of Title and Lienholder

Each 2024-A Vehicle was titled, or the Servicer has started procedures that will result in the 2024-A Vehicle being titled, in one of the 50 states of the United States or the District of Columbia and the Collateral Agent is or will be noted as lienholder of the 2024-A Vehicle (other than in Kansas, Maryland, Missouri, Nebraska, Nevada or South Dakota) and such lien is a perfected first priority security interest.

Review Materials

-	Lease agreement

-	Title documents

-	Lease file

Procedures to be Performed

(i)          Confirm the title lists the Collateral Agent as the first priority lienholder or evidence of an application for such title is present

(ii)         Confirm the Vehicle Identification Number (VIN) listed on the title matches the VIN number on the lease agreement

(iii)        Confirm there is no evidence of any lien that would take priority over the Collateral Agent’s security interest

(iv)        If sections (i) through (iii) are confirmed, then Test Pass

Representation (5) - Lessee

The related Lessee is a Person other than MBFS USA, any Affiliate thereof or a Governmental Authority and, at the time of origination of the 2024-A Lease, based on information provided by the Lessee, the Lessee is located in and has a billing address within a State.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the Lessee is not reported as MBFS USA, an affiliate or a governmental authority

(ii)         Confirm the Lessee’s address as reported on the lease agreement is located within the United States

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (6) – Closed-End Lease; Payment in Dollars

The 2024-A Lease is payable solely in Dollars in the United States and is a closed-end lease that provides for equal monthly payments by the Lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Booked Residual Value of the related 2024-A Vehicle based upon the related Contract Rate.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the lease agreement represents a closed end lease

(ii)         Confirm the lease agreement is denominated in US dollars

(iii)        Confirm the monthly payments section of the lease agreement calls for level monthly payments over the entire lease term with the possible exception of the first and last payment

(iv)        Calculate the product of the level monthly payment with the number of payments due over the lease term and confirm this amount fully amortizes to the Booked Residual Value of the related 2024-A Vehicle based upon the related Contract Rate

(v)         If sections (i) through (iv) are confirmed, then Test Pass

Representation (7) – One Original

There is only one original executed copy or authoritative copy, as applicable, of the 2024-A Lease.  The Servicer, or its custodian, has possession or control of such original or authoritative copy, as applicable, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Titling Trust.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm that the lease agreement is marked as the original copy or authoritative copy, as applicable

(ii)         Confirm there is no evidence that the lease agreement has been pledged, assigned or otherwise conveyed to any Person other than the Titling Trust

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (8) – Compliance with Law

The 2024-A Lease complied in all material respects at the time it was originated and, as of the 2024-A Cutoff Date, will comply in all material respects with all requirements of federal, State and local laws.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)           Confirm the lease agreement form number and revision date are on the List of Approved Contract Forms

(ii)          Confirm the following sections of the contract are present and completed:

(a)	Name and address of Lessor
(b)	Name and address of Lessee and Co-lessee (if applicable)
(c)	Vehicle description
(d)	Amount due at lease signing
(e)	Amount of monthly payment

(f)	Number of monthly payments
(g)	Other charges
(h)	Total of Payments

(iii)         Confirm there is an itemization of the amount due at lease signing

(iv)         Confirm there is an itemization of the monthly payment

(v)          Confirm the following disclosures are included on the contract

(a)	Early termination
(b)	Excessive wear
(c)	Purchase option
(d)	Insurance requirements
(e)	Late charges

(vi)        If sections (i) through (v) are confirmed, then Test Pass

Representation (9) - Enforceability

The 2024-A Lease was fully and properly executed by the parties thereto and such 2024-A Lease represents the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability is subject to or limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights in general or principles of equity (whether considered in a suit at law or in equity).

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the lease agreement was signed by the Lessor, Lessee and Co-lessee (if applicable)

(ii)         Confirm the lease agreement form number and revision date are on the List of Approved Contract Forms

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (10) – Title to the Lease and Leased Vehicle

Neither the 2024-A Lease nor the 2024-A Vehicle has been sold, transferred, assigned, pledged or granted by any Dealer to any Person other than the Titling Trust.  The Titling Trust has good and marketable title to such 2024-A Lease and 2024-A Vehicle, free and clear of any Liens (other than Permitted Liens), participations and rights of others, including, to the knowledge of the Servicer, Liens (other than Permitted Liens) or claims for work, labor or material relating to such 2024-A Vehicle.

Review Materials

-	Lease agreement

-	Title documents

-	Lease file

Procedures to be Performed

(i)          Confirm the assignment section of the lease agreement has been signed by the Dealer and lists the Titling Trust as the assignee

(ii)         Confirm there is no evidence within the lease file that the Lease has been sold, transferred, assigned, pledged or granted by any Dealer to any Person other than the Title Trust

(iii)        Confirm the title shows that the Titling Trust is the owner of the Lease vehicle

(iv)        Confirm the title document does not indicate any additional liens (other than permitted liens)

(v)         If sections (i) through (iv) are confirmed, then Test Pass

Representation (11) – Lease in Full Force and Effect; No Waiver

The 2024-A Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of the 2024-A Lease has been waived in any manner that causes or could cause such 2024-A Lease to not qualify with the other criteria set forth herein.

Review Materials

-	Lease agreement

-	Data tape

-	Lease file

Procedures to be Performed

(i)          Confirm the lease agreement form number and revision date are on the List of Approved Contracts

(ii)         Confirm within the data tape that the lease has not been paid off as of the 2024-A Cutoff Date

(iii)        Confirm there is no evidence within the lease file that the Lease has been satisfied, subordinated or rescinded

(iv)        Confirm there is no evidence within the lease file that any provision of the lease has been waived in any manner that would cause the Lease to become invalid

(v)         If sections (i) through (iv) are confirmed, then Test Pass

Representation (12) – No Defenses

The 2024-A Lease is not subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened.

Review Materials

-	Lease file

Procedures to be Performed

(i)          Confirm there is no indication within the lease file that the Lease is subject to any right of rescission, cancellation, setoff, claim or counterclaim that could cause the Lease to become invalid

(ii)         Confirm there is no indication within the lease file of any threats of rescission, cancellation, setoff, claim or counterclaim that could cause the Lease to become invalid

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (13) - Assignability

The 2024-A Lease is fully assignable and does not require the consent of the related Lessee or any other Person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the lease agreement form number and revision date are on the List of Approved Contracts

(ii)         Confirm the lease agreement contains language allowing the sale, transfer, assignment, conveyance or pledge of the Lease without the consent of the related Lessee or any other Person

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (14) – Lease Term

As of its origination date, the 2024-A Lease had an original Lease Term of no less than 13 months and no more than 60 months.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the number of payments as stated on the lease agreement are within the allowable lease term limits

(ii)         If section (i) is confirmed, then Test Pass

Representation (15) - Insurance

As of the time of origination of the 2024-A Lease, the related lease agreement required the related Lessee to obtain physical damage insurance covering the related 2024-A Vehicle.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the lease agreement contains language that required the Lessee to obtain and maintain physical damage insurance to the related Leased Vehicle

(ii)         If section (i) is confirmed, then Test Pass

Representation (16) – No Bankruptcy

As of the 2024-A Cutoff Date, the Servicer has not received actual notice that the Lessee on any 2024-A Lease is a debtor in a bankruptcy proceeding.

Review Materials

-	Lease file

Procedures to be Performed

(i)          Confirm the lease file does not contain evidence that the related Lessee or Lease is the subject of any bankruptcy proceeding or insolvency proceeding as of the 2024-A Cutoff Date

(ii)         If section (i) is confirmed, then Test Pass

Representation (17) – No Extensions

As of the 2024-A Cutoff Date, the 2024-A Lease is not subject to a current deferral and has not been extended, but may have otherwise been deferred in accordance with the Credit and Collection Policy or otherwise modified in accordance with the Credit and Collection Policy so long as such modification did not cause such 2024-A Lease to not qualify with the other criteria set forth herein.

Review Materials

-	Lease agreement

-	Data file

-	Lease file

Procedures to be Performed

(i)          Confirm the Lease was not subject to a deferral as of the 2024-A Cutoff Date and has not been extended or modified as of the 2024-A Cutoff Date

(ii)         If the Lease has been extended, deferred or modified, confirm that (a) there is no evidence that the extension, deferment or modification violated the Credit and Collection Policy and (b) the Lease, as extended, deferred or modified, meets all other representations

(iii)        If section (i) or section (ii) is confirmed, then Test Pass

Representation (18) – Delinquencies; No Payment Default

As of the 2024-A Cutoff Date, none of the 2024-A Leases is Delinquent by more than 30 days.  As of the 2024-A Cutoff Date, none of the 2024-A Leases is a Defaulted Lease.

Review Materials

-	Data tape

Procedures to be Performed

(i)          Confirm the data tape does not indicate that 10% or more of the Base Monthly Payment required to be paid on the Lease was more than 30 days past due as of the 2024-A Cutoff Date

(ii)         If section (i) is confirmed, then Test Pass

Representation (19) – Securitization Value

As of the 2024-A Cutoff Date, each 2024-A Lease had a Securitization Value not less than $15,000 and no more than $250,000.

Review Materials

-	Lease file

Procedures to be Performed

(i)          Confirm the Lease has a Securitization Value that is greater than or equal to $15,000.00

(ii)         Confirm the Lease has a Securitization Value that is less than or equal to $250,000.00

(iii)        If sections (i) and (ii) are confirmed, then Test Pass

Representation (20) – FICO Score

As of its origination date, the Lessee under the 2024-A Lease had a FICO score of not less than 600.

Review Materials

-	Lease file

Procedures to be Performed

(i)          Confirm the related Lessee’s FICO score was greater than or equal to 600

(ii)         If section (i) is confirmed, then Test Pass

Representation (21) – No Allocation to Other Specified Interest

The 2024-A Lease and the related 2024-A Vehicle allocated to the 2024-A Reference Pool has not been allocated to any Reference Pool other than the 2024-A Reference Pool.

Review Materials

-	Lease file

Procedures to be Performed

(i)          Confirm the lease file indicates that the related Lease and Leased Vehicle were allocated to the 2024-A Reference Pool

(ii)         Confirm the related Lease and Leased Vehicle have not been re-allocated to any other reference pool other than the 2024-A Reference Pool

(iii)        If section (i) and (ii) are confirmed, then Test Pass

Representation (22) – Model Year

The related 2024-A Vehicle has a model year between 2020 and 2024, inclusive.

Review Materials

-	Lease agreement

Procedures to be Performed

(i)          Confirm the vehicle description of the lease agreement indicates that the Leased Vehicle is of a model year between 2020 and 2024

(ii)         If section (i) is confirmed, then Test Pass